Exhibit B

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the Statement on Schedule 13G, dated October 7, 2009 with respect to the shares of Common Stock of Newtek Business Services, Inc. and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

     This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated:  October 7, 2009

                                           POTOMAC CAPITAL MANAGEMENT LLC
                                           By:   /s/ Paul J. Solit
                                                 -------------------------------
                                                 Paul J. Solit, Managing Member

                                           POTOMAC CAPITAL MANAGEMENT INC.
                                           By:   /s/ Paul J. Solit
                                                 -------------------------------
                                                 Paul J. Solit, President

                                           PAUL J. SOLIT
                                           By:   /s/ Paul J. Solit
                                                 -------------------------------
                                                 Paul J. Solit